U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 6, 2015


                                CME REALTY, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                        001-36549                  46-2084743
(State of Incorporation)        (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

2690 Weston Road, Suite 200, Weston, FL                              33331
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (954) 458-9996

              (Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 6, 2015, CME Realty, Inc. (the "Company") issued a press release announcing that:

     * the Company had entered into a letter of intent to acquire the worldwide intellectual property and related assets of V Georgio Vodka, an ultra-premium brand of traditional and flavored vodkas from Victor
          G. Harvey, Sr., the brand's founder, in exchange for 1,400,000 "restricted" shares of the Company's common stock and $1,000,000, payable over time. In connection with the proposed transaction, 25,000,000 "restricted" shares of common stock will be returned by the Company's principal shareholder for cancellation. Upon completion of the proposed transaction, the Company intends to relaunch, market, and distribute V Georgio Vodka through a wholly-owned subsidiary of the Company and to focus on other opportunities in the alcoholic beverage industry; and

     * the Company had terminated its previously reported letter of intent to acquire Rock n' Roll, Imports, Inc., a California based alcoholic beverage development, marketing, and distribution company, as a result of the inability to agree upon the terms of definitive transaction documentation.

A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

    Exhibit Number                Description
    --------------                -----------

        99.1           Press release dated August 6, 2015

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CME REALTY, INC.


Dated: August 6, 2015                      By: /s/ Kenneth McLeod
                                              ----------------------------------
                                              Kenneth McLeod
                                              President

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